As filed with the Securities and Exchange Commission on December [___________], 2006.
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
GENEREX BIOTECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	98-0178636
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

33 Harbour Square, Suite 202
Toronto, Ontario
Canada M5J 2G2
(416) 364-2551
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark Fletcher, Esquire
Executive Vice President and General Counsel
33 Harbour Square, Suite 202
Toronto, Ontario
Canada M5J 2G2
(416) 364-2551
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy of Communications to:

Gary A. Miller
Eckert Seamans Cherin & Mellott, LLC
1515 Market Street, Ninth Floor
Philadelphia, Pennsylvania 19102-1909
(215) 851-8400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall be become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount To Be Registered(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, par value $0.001 per share	$150,000,000	$150,000,000	$16,050

(1)
The Registrant is registering an indeterminate number of shares of common stock as may from time to time be offered at indeterminate prices, with a total public offering price not to exceed $150,000,000. The Registrant is also registering an indeterminate number of shares of common stock as shall be issuable as a result of a stock split, stock dividend or other adjustment to or change in the outstanding shares of common stock.

(2)	Estimated in accordance with Rule 457(o) solely for the purpose of calculation of the registration fee.

WE HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL WE FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated December 22, 2006

PROSPECTUS

GENEREX BIOTECHNOLOGY CORPORATION

$150,000,000

Common Stock

We may offer and sell, from time to time, shares of our common stock. Specific terms of these offerings will be provided in supplements to this prospectus. You should read this prospectus and any supplements carefully before you invest.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

We may offer our common stock in one or more offerings in amounts, at prices, and on terms determined at the time of the offering. We may sell our common stock through agents we select or through underwriters and dealers we select. If we use agents, underwriters or dealers, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on the NASDAQ Capital Market under the symbol "GNBT." The last sale price of our common stock on December 20, 2006, as reported by NASDAQ, was $1.78 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 2 to read about the factors you should consider before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2006

i

SUMMARY

The summary description of our business may not contain all information that may be important to you. You should read this entire prospectus, including the information set forth “Risk Factors” and our financial statements and related notes, included or incorporated by reference in this prospectus before making an investment decision.

References in this prospectus to “we,” “us,” “our,” or the “Company,” unless the context requires otherwise, refer to Generex Biotechnology Corporation.

Our Company

Generex Biotechnology Corporation is a Delaware corporation engaged in the research and development of injection-free methods for delivery of large molecule drugs. We are a development stage company.

To date, we have focused our efforts and resources on a platform technology to orally administer large molecule drugs by absorption through the walls of the mouth cavity. The mouth cavity is also known as the "buccal" cavity. Large molecule drugs include proteins, hormones, peptides and vaccines. Large molecule drugs, such as synthetic insulin, are presently administered almost exclusively by injection.

The initial product that we have developed is an oral insulin formulation for use in the treatment of diabetes. The formulation is sprayed into the mouth using our RapidMist™ device, a small and lightweight aerosol applicator that administers a metered dose for absorption. Absorption occurs through the mucous membranes in the buccal cavity.

We have also pursued the application of our technology for the buccal delivery of pharmaceutical products in addition to insulin, such as the buccal delivery of morphine, fentanyl citrate and low molecular weight heparin.

In August 2003, we acquired Antigen Express, Inc., or Antigen. Antigen is engaged in the research and development of technologies for the treatment of malignant, infectious, autoimmune and allergic diseases.

Our organizational structure consists of Generex Biotechnology Corporation and five wholly-owned subsidiaries: Generex Pharmaceuticals Inc., which is incorporated in Ontario, Canada and which performs all of our Canadian operations; Generex (Bermuda), Inc., which is incorporated in Bermuda and which currently does not conduct any business activities; Antigen Express, Inc., which is incorporated in Delaware and which we acquired in 2003; Generex Pharmaceuticals (USA) LLC, which we organized in North Carolina in February 2006 and which has not yet commenced any business operations; and Generex Marketing & Distribution Inc., which we organized in Ontario, Canada in September 2006 and which has not yet commenced any business operations.

Our principal offices are located at 33 Harbour Square, Suite 202, Toronto, Ontario, Canada M5J 2G2. Our telephone number is (416) 364-2551 and our Internet address is www.generex.com. Information contained in, or accessible through, our website does not constitute a part of this prospectus.

About This Prospectus

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, using the “shelf” registration process. By using a shelf registration statement, we may offer and sell shares of our common stock from time to time in one or more offerings up to a total amount of $150,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We will file each prospectus supplement with the SEC. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” below.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus, as well as the information we have previously filed with the SEC is accurate only as of the documents containing the information.

RISK FACTORS

An investment in our stock is very speculative and involves a high degree of risk. You should carefully consider the following important factors, as well as the other information in this prospectus and the other reports that we have filed heretofore (and will file hereafter) with the SEC, before purchasing our stock. The risks described below are not the only ones we face. Additional risks not presently known to us or that we currently believe are immaterial may also impair our business operations and financial results. If any of the following risks actually occurs, our business, financial condition or results of operations could be adversely affected. In such case, the trading price of our common stock could decline and you could lose all or part of your investment. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face described below.

Risks Related to Our Financial Condition

We have a history of losses and will incur additional losses.

We are a development stage company with a limited history of operations, and do not expect sufficient revenues to support our operation in the immediately foreseeable future. In the quarterly period ending October 31, 2006, we have received nominal revenues from sales of our confectionary, Glucose RapidSpray™, and we expect to receive some revenue from the sale of our oral insulin product in Ecuador in the second quarter of fiscal 2007. To date, we have not been profitable and our accumulated net loss available to common shareholders was $192,153,357 at October 31, 2006. Our losses have resulted principally from costs incurred in research and development, including clinical trials, and from general and administrative costs associated with our operations. While we seek to attain profitability, we cannot be sure that we will ever achieve product and other revenue sufficient for us to attain this objective.

With the exception of Generex Oral-lyn™ which is currently selling in Ecuador and Glucose RapidSpray™ which we began selling in the United States in October 2006, our product candidates are in research or early stages of pre-clinical and clinical development. We will need to conduct substantial additional research, development and clinical trials. We will also need to receive necessary regulatory clearances both in the United States and foreign countries and obtain meaningful patent protection for and establish freedom to commercialize each of our product candidates. We cannot be sure that we will obtain required regulatory approvals, or successfully research, develop, commercialize, manufacture and market any other product candidates. We expect that these activities, together with future general and administrative activities, will result in significant expenses for the foreseeable future.

We will need additional capital.

To progress in product development or marketing, we will need additional capital which may not be available to us. This may delay our progress in product development or market.

We will require funds in excess of our existing cash resources:

•	to proceed with the development of our buccal insulin product;

•	to finance the research and development of new products based on our buccal delivery and immunomedicine technologies, including clinical testing relating to new products;

•	to finance the research and development activities of our subsidiary Antigen with respect to other potential technologies;

•	to commercially launch and market developed products;

•	to develop or acquire other technologies or other lines of business;

•	to establish and expand our manufacturing capabilities;

•	to finance general and administrative activities that are not related to specific products under development; and

•	to otherwise carry on business.

In the past, we have funded most of our development and other costs through equity financing. We anticipate that our existing capital resources will enable us to maintain currently planned operations through the next 12 months. However, this expectation is based on our current operating plan, which could change as a result of many factors, and we may need additional funding sooner than anticipated. Because our operating and capital resources are insufficient to meet future requirements, we will have to raise additional funds in the near future to continue the development and commercialization of our products. Unforeseen problems, including materially negative developments in our clinical trials or in general economic conditions, could interfere with our ability to raise additional equity capital or materially adversely affect the terms upon which such funding is available.

It is possible that we will be unable to obtain additional funding as and when we need it. If we were unable to obtain additional funding as and when needed, we could be forced to delay the progress of certain development efforts. Such a scenario poses risks. For example, our ability to bring a product to market and obtain revenues could be delayed, our competitors could develop products ahead of us, and/or we could be forced to relinquish rights to technologies, products or potential products.

Any new equity financing will dilute current stockholders.

If we raise funds through equity financing to meet the needs discussed above, it will have a dilutive effect on existing holders of our shares by reducing their percentage ownership. The shares may be sold at a time when the market price is low because we need the funds. This will dilute existing holders more than if our stock price was higher. In addition, equity financings normally involve shares sold at a discount to the current market price.

Our research and development and marketing efforts may be highly dependent on corporate collaborators and other third parties who may not devote sufficient time, resources and attention to our programs, which may limit our efforts to successfully develop and market potential products.

Because we have limited resources, we have sought to enter into collaboration agreements with other pharmaceutical companies that will assist us in developing, testing, obtaining governmental approval for and commercializing products using our buccal delivery and immunomedicine technologies. Any collaborator with whom we may enter into such collaboration agreements may not support fully our research and commercial interests since our program may compete for time, attention and resources with such collaborator's internal programs. Therefore, these collaborators may not commit sufficient resources to our program to move it forward effectively, or that the program will advance as rapidly as it might if we had retained complete control of all research, development, regulatory and commercialization decisions.

Risks Related to Our Technologies

With the exception of Generex Oral-lyn™ and Glucose RapidSpray™, our technologies and products are at an early stage of development and we cannot expect revenues in respect thereof in the foreseeable future.

We have no products approved for commercial sale at the present time with the exception of Generex Oral-lyn™ and Glucose RapidSpray™. To be profitable, we must not only successfully research, develop and obtain regulatory approval for our products under development, but also manufacture, introduce, market and distribute them once development is completed. We may not be successful in one or more of these stages of the development or commercialization of our products, and/or any of the products we develop may not be commercially viable.

Although Generex Oral-lyn™, our proprietary oral insulin spray formulation, has been approved for commercial marketing and sale in Ecuador, and Glucose RapidSpray™, our confectionary product, will be available for purchase in the United States, we have yet to manufacture, market and distribute these products on a large-scale commercial basis. Until we can establish that they are commercially viable products, we will not receive significant revenues from ongoing operations.

Until we receive regulatory approval to sell our products in additional countries, our ability to generate revenues from operations may be limited and those revenues may be insufficient to sustain operations. Many factors impact our ability to obtain approvals for commercially viable products.

Only our oral insulin product has been approved for commercial sale by drug regulatory authorities, and that approval was obtained in Ecuador. We have begun the regulatory approval process for our oral insulin, buccal morphine and fentanyl products in other countries. Our immunomedicine products are in the pre-clinical stage of development, with the exception of our Phase 1 trial in human patients with stage II HER-2/neu positive breast cancer.

Pre-clinical and clinical trials of our products, and the manufacturing and marketing of our technologies, are subject to extensive, costly and rigorous regulation by governmental authorities in the United States, Canada and other countries. The process of obtaining required regulatory approvals from the FDA and other regulatory authorities often takes many years, is expensive and can vary significantly based on the type, complexity and novelty of the product candidates. For these reasons, it is possible we will not receive regulatory approval for any prescription pharmaceutical product candidate in any country other than Ecuador.

In addition, we cannot be sure when or if we will be permitted by regulatory agencies to undertake additional clinical trials or to commence any particular phase of clinical trials. Because of this, statements in this prospectus regarding the expected timing of clinical trials cannot be regarded as actual predictions of when we will obtain regulatory approval for any "phase" of clinical trials.

Delays in obtaining United States or other foreign approvals for our products could result in substantial additional costs to us, and, therefore, could adversely affect our ability to compete with other companies. If regulatory approval is ultimately granted in any country other than Ecuador, the approval may place limitations on the intended use of the product we wish to commercialize, and may restrict the way in which we are permitted to market the product.

Due to legal and factual uncertainties regarding the scope and protection afforded by patents and other proprietary rights, we may not have meaningful protection from competition.

Our long-term success will substantially depend upon our ability to protect our proprietary technologies from infringement, misappropriation, discovery and duplication and avoid infringing the proprietary rights of others. Our patent rights, and the patent rights of biotechnology and pharmaceutical companies in general, are highly uncertain and include complex legal and factual issues. Because of this, our pending patent applications may not be granted. These uncertainties also mean that any patents that we own or will obtain in the future could be subject to challenge, and even if not challenged, may not provide us with meaningful protection from competition. Due to our financial uncertainties, we may not possess the financial resources necessary to enforce our patents. Patents already issued to us or our pending applications may become subject to dispute, and any dispute could be resolved against us.

Because a substantial number of patents have been issued in the field of alternative drug delivery and because patent positions can be highly uncertain and frequently involve complex legal and factual questions, the breadth of claims obtained in any application or the enforceability of our patents cannot be predicted. Consequently, we do not know whether any of our pending or future patent applications will result in the issuance of patents or, to the extent patents have been issued or will be issued, whether these patents will be subject to further proceedings limiting their scope, will provide significant proprietary protection or competitive advantage, or will be circumvented or invalidated.

Also because of these legal and factual uncertainties, and because pending patent applications are held in secrecy for varying periods in the United States and other countries, even after reasonable investigation we may not know with certainty whether any products that we (or a licensee) may develop will infringe upon any patent or other intellectual property right of a third party. For example, we are aware of certain patents owned by third parties that such parties could attempt to use in the future in efforts to affect our freedom to practice some of the patents that we own or have applied for. Based upon the science and scope of these third-party patents, we believe that the patents that we own or have applied for do not infringe any such third-party patents; however, we cannot know for certain whether we could successfully defend our position, if challenged. We may incur substantial costs if we are required to defend our intellectual property in patent suits brought by third parties. These legal actions could seek damages and seek to enjoin testing, manufacturing and marketing of the accused product or process. In addition to potential liability for significant damages, we could be required to obtain a license to continue to manufacture or market the accused product or process.

Risks Related to Marketing of Our Potential Products

We may not become, or stay, profitable even if our products are approved for sale.

Even if we obtain regulatory approval to market our oral insulin product or any other prescription pharmaceutical product candidate in another country other than Ecuador, many factors may prevent the product from ever being sold in commercial quantities. Similarly, the successful commercialization of our confectionary may be hindered. Some of these factors are beyond our control, such as:

•	acceptance of the formulation or treatment by health care professionals and diabetic patients;

•	the availability, effectiveness and relative cost of alternative diabetes or immunomedicine treatments that may be developed by competitors; and

•	the availability of third-party (i.e., insurer and governmental agency) reimbursements.

We will not receive significant revenues from Generex Oral-lyn™ in Ecuador or Glucose RapidSpray™ in the United States or any of our other products that may receive regulatory approval until we can successfully manufacture, market and distribute them in the relevant market.

We will have to depend upon others for marketing and distribution of our products, and we may be forced to enter into contracts limiting the benefits we may receive and the control we have over our products. We intend to rely on collaborative arrangements with one or more other companies that possess strong marketing and distribution resources to perform these functions for us. We may not be able to enter into beneficial contracts, and we may be forced to enter into contracts for the marketing and distribution of our products that substantially limit the potential benefits to us from commercializing these products. In addition, we will not have the same control over marketing and distribution that we would have if we conducted these functions ourselves.

We may not be able to compete with treatments now being marketed and developed, or which may be developed and marketed in the future by other companies.

Our products will compete with existing and new therapies and treatments. We are aware of a number of companies currently seeking to develop alternative means of delivering insulin, as well as new drugs intended to replace insulin therapy at least in part. We are also aware of a number of companies currently seeking to develop alternative means of enhancing and suppressing peptides. In the longer term, we also face competition from companies that seek to develop cures for diabetes and other malignant, infectious, autoimmune and allergic diseases through techniques for correcting the genetic deficiencies that underlie such diseases.

Numerous pharmaceutical, biotechnology and drug delivery companies, hospitals, research organizations, individual scientists and nonprofit organizations are engaged in the development of alternatives to our technologies. Some of these companies have greater research and development capabilities, experience, manufacturing, marketing, financial and managerial resources than we do. Accordingly, our competitors may succeed in developing competing technologies, obtaining FDA approval for products or gaining market acceptance more rapidly than we can.

In January, 2006, the FDA approved Pfizer, Inc.’s inhalable form of insulin, the first non-injected insulin to be approved by the FDA. Pfizer’s product in inhaled through the mouth and absorbed in the lungs. Initial supplies of this product, which is marketed as Exubera®, became available in the U.S. in September 2006. We understand that an expanded roll-out of Exubera® to primary-care physicians in the U.S., which Pfizer previously targeted for November 2006, will begin in January 2007. While we believe that absorption though the buccal cavity offers several advantages over absorption through the lungs, Pfizer’s early approval could allow it to capture a large portion of the market.

If government programs and insurance companies do not agree to pay for or reimburse patients for our products, our success will be impacted.

Sales of our oral insulin formulation in Ecuador and our potential products in other markets depend in part on the availability of reimbursement by third-party payers such as government health administration authorities, private health insurers and other organizations. Third-party payers often challenge the price and cost-effectiveness of medical products and services. Governmental approval of health care products does not guarantee that these third-party payers will pay for the products. Even if third-party payers do accept our product, the amounts they pay may not be adequate to enable us to realize a profit. Legislation and regulations affecting the pricing of pharmaceuticals may change before our products are approved for marketing and any such changes could further limit reimbursement.

Risks Related to Potential Liabilities

We face significant product liability risks, which may have a negative effect on our financial condition.

The administration of drugs or treatments to humans, whether in clinical trials or commercially, can result in product liability claims whether or not the drugs or treatments are actually at fault for causing an injury. Furthermore, our products may cause, or may appear to have caused, serious adverse side effects (including death) or potentially dangerous drug interactions that we may not learn about or understand fully until the drug or treatment has been administered to patients for some time. Product liability claims can be expensive to defend and may result in large judgments or settlements against us, which could have a severe negative effect on our financial condition. We maintain product liability insurance in amounts we believe to be commercially reasonable for our current level of activity and exposure, but claims could exceed our coverage limits. Furthermore, due to factors in the insurance market generally and our own experience, we may not always be able to purchase sufficient insurance at an affordable price. Even if a product liability claim is not successful, the adverse publicity and time and expense of defending such a claim may interfere with our business.

Risks Related to the Market for Our Common Stock

Our common stock could be delisted from The NASDAQ Capital Market.

In the past, we have failed to comply with certain of NASDAQ’s listing requirements. In late 2004, we did not comply with NASDAQ Rule 4310(c)(2)(B) which requires us to have a minimum of $2,500,000 in stockholders' equity or $35,000,000 market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years. While we regained compliance with this standard, we are still in the development stage. Consequently, there is no guarantee that we will sustain compliance with this standard. In the event we cannot sustain compliance, our shares of common stock may be delisted from the NASDAQ Capital Market and begin trading on the over-the-counter bulletin board, assuming we meet the requisite criteria.

In addition, from October 2004 until October 2005, we failed to comply with NASDAQ Rule 4310(c)(4) which requires us to have a minimum bid price per share of at least $1.00. Although we regained compliance with the minimum bid price requirement in November 2005, there is no guarantee that the bid price of our common stock will remain at or above $1.00 per share. In the event that the price of our common stock falls below $1.00 per share for thirty (30) consecutive trading days, we would likely receive a notice from the NASDAQ Stock Market LLC informing us of our noncompliance with NASDAQ Rule 4310(c)(4) and giving us 180 calendar days, subject to extension, to regain compliance with the rule. In the event that we could not demonstrate compliance with NASDAQ Rule 4310(c)(4) by the specified deadline and were not eligible for an additional compliance period, the staff would notify us that our stock would be delisted, at which time we could appeal the staff’s determination to a Listing Qualifications Panel. Pending the decision of the Listing Qualification Panel, our common stock would continue to trade on the NASDAQ Capital Market. If we were not successful in such an appeal, our stock would likely trade on NASDAQ’s over-the-counter bulletin board, assuming we meet the requisite criteria.

If we fail to maintain compliance with applicable NASDAQ Rules and our stock is delisted from the NASDAQ Capital Market, it may become subject to Penny Stock Regulations and there will be less interest for our stock in the market. This may result in lower prices for our stock and make it more difficult for us to obtain financing.

If our stock is not listed on NASDAQ and fails to maintain a price of $5.00 or more per share, our stock would become subject to the Securities and Exchange Commission's "Penny Stock" rules. These rules require a broker to deliver, prior to any transaction involving a Penny Stock, a disclosure schedule explaining the Penny Stock Market and its risks. Additionally, broker/dealers who recommend Penny Stocks to persons other than established customers and accredited investors must make a special written suitability determination and receive the purchaser's written agreement to a transaction prior to the sale. In the event our stock becomes subject to these rules, it will become more difficult for broker/dealers to sell our common stock. Therefore, it may be more difficult for us to obtain financing.

The price of our common stock may be volatile.

There may be wide fluctuations in the price of our common stock. These fluctuations may be caused by several factors including:

•	announcements of research activities and technology innovations or new products by us or our competitors;

•	changes in market valuation of companies in our industry generally;

•	variations in operating results;

•	changes in governmental regulations;

•	developments in patent and other proprietary rights;

•	public concern as to the safety of drugs or treatments developed by us or others;

•	results of clinical trials of our products or our competitors' products; and

•	regulatory action or inaction on our products or our competitors' products.

From time to time, we may hire companies to assist us in pursuing investor relations strategies to generate increased volumes of investment in our common stock. Such activities may result, among other things, in causing the price of our common stock to increase on a short-term basis.

Furthermore, the stock market generally and the market for stocks of companies with lower market capitalizations and small biopharmaceutical companies, like us, have from time to time experienced, and likely will again experience significant price and volume fluctuations that are unrelated to the operating performance of a particular company.

Provisions of our Restated Certificate of Incorporation could delay or prevent the acquisition or sale of our business.

Our Restated Certificate of Incorporation permits our Board of Directors to designate new series of preferred stock and issue those shares without any vote or action by our stockholders. Such newly authorized and issued shares of preferred stock could contain terms that grant special voting rights to the holders of such shares that make it more difficult to obtain stockholder approval for an acquisition of our business or increase the cost of any such acquisition.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have made statements in this prospectus that may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by introductory words such as "expects," "plans," "intends," "believes," "will," "estimates," "forecasts," "projects" or words of similar meaning, and by the fact that they do not relate strictly to historical or current facts. Our forward-looking statements address, among other things:

•	our expectations concerning product candidates for our technologies;

•	our expectations concerning existing or potential development and license agreements for third-party collaborations and joint ventures;

•	our expectations of when different phases of clinical activity may commence; and

•	our expectations of when regulatory submissions may be filed or when regulatory approvals may be received.

Any or all of our forward-looking statements may turn out to be wrong. They may be affected by inaccurate assumptions that we might make or by known or unknown risks and uncertainties. Actual outcomes and results may differ materially from what is expressed or implied in our forward-looking statements. Among the factors that could affect future results are:

•	the inherent uncertainties of product development based on our new and as yet not fully proven technologies;

•	the risks and uncertainties regarding the actual effect on humans of seemingly safe and efficacious formulations and treatments when tested clinically;

•	the inherent uncertainties associated with clinical trials of product candidates;

•	the inherent uncertainties associated with the process of obtaining regulatory approval to market product candidates; and

•	the inherent uncertainties associated with commercialization of products that have received regulatory approval.

Additional factors that could affect future results are set forth above under the caption “Risk Factors”. We caution investors that the forward-looking statements contained in this prospectus must be interpreted and understood in light of conditions and circumstances that exist as of the date of this prospectus. We expressly disclaim any obligation or undertaking to update or revise forward-looking statements made in this prospectus to reflect any changes in management's expectations resulting from future events or changes in the conditions or circumstances upon which such expectations are based.

USE OF PROCEEDS

Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of our common stock under this prospectus for general corporate purposes, including to continue the clinical trials of, and commercialization of, our oral insulin formulation, in the research and development of other products, and for general and administrative expenses. We may also issue the securities offered under this prospectus in connection with product license and supply agreements, research collaboration agreements and to our commercial vendors and suppliers in exchange for products and services. Until we use the net proceeds of this offering for the above purposes, we intend to invest the funds in short-term, investment grade, interest-bearing securities. We cannot predict whether the proceeds invested will yield a favorable return. We have not yet determined the amount or timing of the expenditures for the categories listed above, and these expenditures may vary significantly depending on a variety of factors. As a result, we will retain broad discretion over the use of the net proceeds from this offering.

PLAN OF DISTRIBUTION

We may sell any of the securities being offered pursuant to this prospectus:

•       directly to purchasers;

•       to or through underwriters;

•       through dealers or agents; or

•       through a combination of methods.

We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We may also determine the price or other terms of the securities offered under this prospectus by use of an electronic auction.

The prospectus supplement with respect to the securities being offered will set forth the terms of the offering, including the names of the underwriters, dealers or agents, if any, the purchase price of the securities, the net proceeds to us, any underwriting discounts and other items constituting underwriters’ compensation, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed. Also, if applicable, we will describe in the prospectus supplement how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters’ obligations with respect to the auction.

If underwriters are used in an offering, we will sign an underwriting agreement with the underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

If dealers are used in an offering, we will sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

The securities may be sold directly by us or through agents we designate. If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act of 1933, as amended, or the Securities Act) of the securities described therein. In addition, we may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales thereof.

Underwriters, dealers and agents may be entitled to indemnification by us against specific civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof, under underwriting or other agreements. Certain underwriters, dealers or agents and their associates may engage in transactions with, and perform services for us in the ordinary course of business.

Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on the NASDAQ Capital Market, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered in this prospectus will be passed upon for us by Eckert Seamans Cherin & Mellott, LLC, 1515 Market Street, 9th Floor, Philadelphia, PA 19102. Certain members of the firm of Eckert Seamans Cherin & Mellott hold options that are exercisable for 30,000 shares at $7.56 per share. These options were granted under our 2000 Stock Option Plan. Members of the firm also own additional shares (less than one percent in total) that they purchased from time to time for cash, either from us or in the public market.

Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The audited financial statements for the fiscal year ended July 31, 2006 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended July 31, 2006 have been so incorporated in reliance on the report of Danziger & Hochman, Chartered Accountants, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The audited financial statements for the fiscal years ended July 31, 2005 and 2004 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended July 31, 2006 have been so incorporated in reliance on the report of BDO Dunwoody LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other documents with the SEC. You may read any copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at www.sec.gov, from which you can electronically access our SEC filings.

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus. The shares of common stock offered under this prospectus are offered only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or any sale of the common stock.

This prospectus constitutes a part of a Registration Statement we filed with the Commission under the Securities Act. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the shares of common stock, reference is hereby made to the Registration Statement. The Registration Statement may be inspected at the public reference facilities maintained by the Commission at the addresses set forth in the preceding paragraph. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any prospectus supplement. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede this information. The following documents have been filed by us with the SEC and are incorporated herein by reference:

•	Our Annual Report on Form 10-K for the fiscal year ended July 31, 2006;

•	Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended July 31, 2006;

•	Our Quarterly Report on Form 10-Q for the quarter ended October 31, 2006; and

•
The description of our common stock contained in our registration statement on Form 10 filed on December 14, 1998, as amended by a Form 10/A filed on February 24, 1999, and including any amendment or report subsequently filed for the purpose of update the description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this prospectus, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:

Generex Biotechnology Corporation
Attention: Mark Fletcher, Executive Vice President and General Counsel
33 Harbour Square, Suite 202
Toronto, Ontario
Canada M5J 2G2
(416) 364-2551

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

We will pay all reasonable expenses incident to the registration of shares. Such expenses are set forth in the following table. All of the amounts shown are estimates except the SEC registration fee.

SEC registration fee	$	*16,050
Legal fees and expenses		10,000
Accounting fees and expenses		20,000
Miscellaneous		1,000
Total		$47,050

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify its directors, officers, employees or other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses incurred) under certain circumstances for liabilities arising under the Securities Act. Our Restated Certificate of Incorporation (Exhibit 3(i) hereto) and Bylaws (Exhibit 3(ii) hereto) provide indemnification of our directors and officers to the maximum extent permitted by the Delaware General Corporation Law.

Item 16. Exhibits

The exhibits are described on the Exhibit Index to this Registration Statement on Form S-3.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toronto, Province of Ontario, Canada, on December 22, 2006.

GENEREX BIOTECHNOLOGY CORPORATION

By: /s/ Anna E. Gluskin
Anna E. Gluskin President and Chief Executive Officer

We, the undersigned directors and officers of Generex Biotechnology Corporation (“Generex”) do hereby constitute and appoint Anna E. Gluskin and Mark Fletcher, and each of them singly, our true attorneys-in-fact and agents, with full power to them, to sign for us and in our names in the capacities indicated below, any and all pre-effective amendments to the registration statement on Form S-3 filed herewith, and any subsequent registration statement for the same offering that may be filed under Rule 462(b), and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Generex to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys-in-fact and agents, or any of them, to said amendments or to any subsequent registration statement for the same offering that may be filed pursuant to Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anna E. Gluskin	President, Chief Executive Officer
Anna E. Gluskin	And Director	December 22, 2006

/s/ Rose C. Perri	Chief Financial Officer,
Rose C. Perri	Chief Operating Officer and Director	December 22, 2006

/s/ Gerald Bernstein, M.D.	Vice President, Director	December 22, 2006
Gerald Bernstein, M.D.

/s/ Mindy Allport-Settle	Director	December 22, 2006
Mindy Allport-Settle

/s/ John Barratt	Director	December 22, 2006
John Barratt

/s/ Peter Amanatides	Director	December 22, 2006
Peter Amanatides

/s/ Brian T. McGee	Director	December 22, 2006
Brian T. McGee

/s/ David Wires	Director	December 22, 2006
David Wires

/s/ Slava Jarnitskii	Controller	December 22, 2006
Slava Jarnitskii

EXHIBIT INDEX

Exhibit Number	Description of Exhibit*

3(i)
Restated Certificate of Incorporation of Generex Biotechnology Corporation, as amended (incorporated by reference to Exhibit 3(II) to Generex Biotechnology Corporation’s Current Report on Form 8-K filed on June 19, 2006)

3(ii)
Bylaws of Generex Biotechnology Corporation (incorporated by reference to Exhibit 3.2 to Generex Biotechnology Corporation’s Registration Statement on Form S-1 (File No. 333-82667) filed on July 12, 1999)

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Generex Biotechnology Corporation’s Registration Statement on Form S-1 (File No. 333-82667) filed on July 12, 1999)

5	Opinion of Eckert Seamans Cherin & Mellott, LLC

23.1	Consent of Danziger & Hochman, Chartered Accountants

23.2	Consent of BDO Dunwoody LLP

23.3	Consent of Eckert Seamans Cherin & Mellott, LLC (included in Exhibit 5)

24.1	Power of Attorney (included on signature page)

 * In the case of incorporation by reference to documents filed by the Registrant under the Exchange Act, the Registrant’s file number under the Exchange Act is 000-25169.